Exhibit 10.5

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (this “Stock Pledge Agreement”), dated as of June 26, 2002, is entered into by and among ELGAR HOLDINGS, INC., a Delaware corporation (“Parent”), and ELGAR ELECTRONICS CORPORATION, a California corporation (“Borrower”; Parent and Borrower are referred to hereinafter each individually as a “Pledgor”, and collectively, as the “Pledgors”), and ABLECO FINANCE LLC, a Delaware limited liability company, as collateral agent for the Lenders (defined below) (“Secured Party”), with reference to the following:

WHEREAS, each Pledgor beneficially owns the specified Equity Interests identified as Pledged Interests in the Persons identified as Issuers on Schedule A attached hereto (or any addendum thereto);

WHEREAS, Pledgors, the Lenders, Ableco Finance LLC, a Delaware limited liability company, as administrative agent for the Lenders (“Administrative Agent”), and the Secured Party, as the collateral agent (Secured Party, Administrative Agent, and the Lenders are collectively referred to as the “Lender Group”), are contemporaneously herewith entering into that certain Financing Agreement dated as of the date hereof (as amended, restated, modified, renewed or extended from time to time, the “Financing Agreement”), pursuant to which (i) the Lender Group has agreed to make certain financial accommodations to Borrower, and (ii) Parent has agreed to guarantee the obligations of Borrower to the Lender Group; and

WHEREAS, to induce the Lender Group to enter into the Financing Agreement and as one of the conditions thereof, each Pledgor desires to pledge, grant, transfer, and assign to Secured Party a security interest in the Pledged Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined), as provided herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

(a)   Definitions.

All initially capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Financing Agreement.  As used in this Stock Pledge Agreement:

“Administrative Agent” shall have the meaning set forth in the recitals to this Stock Pledge Agreement.

“Chief Executive Office” shall mean where a Pledgor is deemed located pursuant to the Code.

“Equity Interests” shall mean all shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or equivalent entity, whether voting or nonvoting, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

“Financing Agreement” shall have the meaning ascribed thereto in the recitals to this Stock Pledge Agreement.

“Future Rights” shall mean:  (a) all Equity Interests (other than Pledged Interests) of such Issuer, and all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase, Equity Interests of such Issuer; (b) to the extent of a Pledgor’s interest therein, all shares of, all securities convertible or exchangeable into, and all warrants, options, or other rights of such Issuer to purchase Equity Interests of any Person in which a Pledgor, after the date of this Agreement, acquires a direct equity interest, irrespective of whether such Person is or becomes a Subsidiary of such Pledgor; and (c) the certificates or instruments representing such additional Equity Interests, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

“Holder” and “Holders” shall have the meanings ascribed thereto in Section 3 of this Stock Pledge Agreement.

“Issuers” shall mean each of the Persons identified as an Issuer on Schedule A attached hereto (or any addendum thereto), and any successors thereto, whether by merger or otherwise.

“Lender Group” shall have the meaning set forth in the recitals to this Stock Pledge Agreement.

“Lenders” means, individually and collectively, each of the financial institutions listed on the signature pages of the Financing Agreement and any other Person made a party thereto in accordance with the provisions of Section 12.07 thereof (together with their respective successors and assigns).

“Pledged Collateral” shall mean the Pledged Interests, the Future Rights, and the Proceeds, collectively.

“Pledged Interests” shall mean all of the Equity Interests identified as Pledged Interests of an Issuer on Schedule A attached hereto (or any addendum thereto).

“Pledgor” and “Pledgors” shall have the respective meanings set forth in the preamble to this Stock Pledge Agreement.

“Proceeds” shall mean all proceeds (including proceeds of proceeds) of the Pledged Interests and Future Rights including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Interests, Future Rights, or proceeds thereof (including any cash, Equity Interests, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any security entitlements, as defined in §8102(a)(17) of the Code, with respect thereto); (b) ”proceeds,” as such term is defined in the Code; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Interests, Future Rights, or proceeds thereof; (d) payments (in any form whatsoever) made or due and payable to a Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Interests, Future Rights, or proceeds thereof; and (e) other amounts from time to time paid or payable under or in connection with any of the Pledged Interests, Future Rights, or proceeds thereof.

“SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.

“Secured Obligations” shall mean, with respect to each Pledgor, all liabilities, obligations, or undertakings owing by such Pledgor to the Lender Group of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Financing Agreement, this Stock Pledge Agreement, or any of the other Loan Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which such Pledgor is required to pay pursuant to any of the foregoing.

“Secured Party” shall have the meaning ascribed thereto in the preamble to this Stock Pledge Agreement, together with its successors or assigns.

“Securities Act” shall have the meaning ascribed thereto in Section 9(c) of this Stock Pledge Agreement.

“Stock Pledge Agreement” shall have the meaning set forth in the preamble to this Stock Pledge Agreement.

(b)   Construction.

(i)            Unless the context of this Stock Pledge Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Stock Pledge Agreement refer to this Stock Pledge Agreement as a whole and not exclusively to any particular provision of this Stock Pledge Agreement.  Article, section, subsection, exhibit, and schedule references are to this Stock Pledge Agreement unless otherwise specified.  All of the exhibits or schedules attached to this Stock Pledge Agreement shall be deemed incorporated herein by reference.  Any reference to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: this Stock Pledge Agreement, the Financing Agreement or any of the other Loan Documents.

(ii)           Neither this Stock Pledge Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or a Pledgor, whether under any rule of construction or otherwise.  On the contrary, this Stock Pledge Agreement has been reviewed by both of the parties and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

(iii)          In the event of any direct conflict between the express terms and provisions of this Stock Pledge Agreement and of the Financing Agreement, the terms and provisions of the Financing Agreement shall control.

2.     Pledge.  As security for the prompt payment and performance of the Secured Obligations when due, whether at stated maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the provisions of the Bankruptcy Code), each Pledgor hereby pledges, grants, transfers, and assigns to Secured Party, for the benefit of the Lender Group, a security interest in all of Pledgor’s right, title, and interest in and to the Pledged Collateral.

3.     Delivery and Registration of Pledged Collateral.

(a)   All certificates or instruments representing or evidencing the Pledged Collateral shall be promptly delivered by the Pledgors to Secured Party, for the benefit of the

Lender Group, or Secured Party’s designee pursuant hereto at a location designated by Secured Party and shall be held by or on behalf of Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

(b)   Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right, at any time in its discretion and without notice to a Pledgor, to transfer to or to register on the books of the Issuers (or of any other Person maintaining records with respect to the Pledged Collateral) in the name of Secured Party or any of its nominees any or all of the Pledged Collateral.  In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(c)   If, at any time and from time to time, any Pledged Collateral (including any certificate or instrument representing or evidencing any Pledged Collateral) is in the possession of a Person other than Secured Party or the applicable Pledgor (a “Holder”), then such Pledgor shall immediately, at Secured Party’s option, either cause such Pledged Collateral to be delivered into Secured Party’s possession, or, provided such other Person is not a Pledgor or an agent or representative thereof, execute and deliver to such Holder a written notification/instruction, and take all other steps necessary to perfect the security interest of Secured Party in such Pledged Collateral, including obtaining from such Holder a written acknowledgement that such Holder holds such Pledged Collateral for Secured Party, all pursuant to the Code or other applicable law governing the perfection of Secured Party’s security interest in the Pledged Collateral in the possession of such Holder.  Each such notification/instruction and acknowledgement shall be in form and substance satisfactory to Secured Party.

(d)   Any and all Pledged Collateral (including dividends, interest, and other cash distributions) at any time received or held by a Pledgor shall be so received or held in trust for Secured Party, shall be segregated from other funds and property of the applicable Pledgor and shall be forthwith delivered to Secured Party in the same form as so received or held, with any necessary endorsements, provided that cash dividends or distributions received by a Pledgor, if and to the extent they are not prohibited by the Financing Agreement, may be retained by the applicable Pledgor in accordance with Section 4 and used in the ordinary course of such Pledgor’s business.

(e)   If at any time and from time to time any Pledged Collateral consists of an uncertificated security or a security in book entry form, then the applicable Pledgor shall immediately cause such Pledged Collateral to be registered or entered, as the case may be, in the name of Secured Party, for the benefit of the Lenders, or otherwise cause the security interest held by Secured Party, for the benefit of the Lenders, to be perfected in accordance with applicable law.

4.     Voting Rights and Dividends.

(a)   Except as otherwise provided in Section 4(b), each Pledgor shall be entitled to exercise any and all voting, management and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of the Loan Documents and shall be entitled to receive and retain any cash dividends or distributions paid in respect of the Pledged Collateral, if and to the extent they are not prohibited by the Financing Agreement.

(b)   If an Event of Default has occurred and is continuing and Secured Party has notified in writing any Pledgor of its election to divest such Pledgor of the rights described in Section 4(a), all rights of each such Pledgor to exercise the voting and other consensual rights or receive and retain cash dividends or distributions that it would otherwise be entitled to exercise or receive and retain, as applicable pursuant to Section 4(a), shall cease, and all such rights shall thereupon become vested in Secured Party, for the benefit of the Lender Group, who shall thereupon have the sole right to exercise such voting or other consensual rights and to receive and retain such cash dividends and distributions with respect to such Pledgor.  Upon the receipt of such written notice, each such Pledgor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise and to receive the dividends and distributions that it is entitled to receive and retain pursuant to the preceding sentence.

5.     Representations and Warranties.  Each Pledgor represents, warrants, and covenants as follows:

(a)   Such Pledgor has taken all steps it deems necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Pledged Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting rights), and each Pledgor agrees that no member of the Lender Group shall have any responsibility or liability for informing any Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto;

(b)   All information herein or hereafter supplied to Secured Party or any other member of the Lender Group by or on behalf of such Pledgor in writing with respect to the Pledged Collateral is, or in the case of information hereafter supplied will be, accurate and complete in all material respects;

(c)   Such Pledgor is and will be the sole legal and beneficial owner of the Pledged Collateral (including the Pledged Interests and all other Pledged Collateral acquired by such Pledgor after the date hereof) free and clear of any adverse claim, Lien, or other right, title, or interest of any party, other than (i) the Liens in favor of Secured Party, for the benefit of the Lender Group or (ii) any Lien (other than a United States federal tax Lien with respect to which a notice of Lien has been filed) permitted under clause (b) of the definition of Permitted Liens in the Financing Agreement that are junior and subordinate to the Liens in favor of Secured Party;

(d)   This Stock Pledge Agreement, and the delivery to Secured Party of the Pledged Interests representing Pledged Collateral (or the delivery to all Holders of the Pledged Interests representing Pledged Collateral of the notification/instruction referred to in Section 3 of this Stock Pledge Agreement), creates a valid, perfected, and first priority security interest in one hundred percent (100%) of the Pledged Interests which are in certificated form in favor of Secured Party, for the benefit of the Lender Group, securing payment of the Secured Obligations, and all actions necessary to achieve such perfection have been duly taken;

(e)   The information related to each Pledgor set forth on Schedule A to this Stock Pledge Agreement is true and correct and complete in all material respects; without limiting the generality of the foregoing: (i) except as set forth on Schedule A, all the Pledged Interests are in certificated form, and, except to the extent registered in the name of Secured Party or its nominee pursuant to the provisions of this Stock Pledge Agreement, are registered in the name of the applicable Pledgor; and (ii) the Pledged Interests as to each of the Issuers constitute at least the percentage of all the fully diluted issued and outstanding Equity Interests of such Issuer as set forth in Schedule A to this Stock Pledge Agreement;

(f)    the Pledged Interests that are interests in general partnerships, limited partnerships or limited liability companies (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not have terms expressly providing that they are securities governed by Article 8 of the Code, and (iii) are not investment company securities, and are not, therefore, “securities” governed by Article 8 of the Code;

(g)   On the Closing Date, there are no presently existing Future Rights or Proceeds owned by any Pledgor;

(h)   The Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable; and

(i)    Neither the pledge of the Pledged Collateral pursuant to this Stock Pledge Agreement nor the extensions of credit represented by the Secured Obligations violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6.     Further Assurances.

(a)   Each Pledgor agrees that from time to time, at the expense of such Pledgor, it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that Secured Party, on behalf of the Lender Group, may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party, on behalf of the Lender Group, to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.  Without limiting the generality of the foregoing, each Pledgor will: (i) at the request of Secured Party, mark conspicuously each of its records pertaining to the Pledged Collateral with a legend, in form and substance reasonably satisfactory to Secured Party, indicating that such Pledged Collateral is subject to the security interest granted hereby; (ii) authorize such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (iii) allow inspection of the Pledged Collateral by Secured Party or Persons designated by Secured Party; and (iv) appear in and defend any action or proceeding that may affect such Pledgor’s title to or Secured Party’s security interest in the Pledged Collateral.

(b)   Each Pledgor hereby authorizes Secured Party, on behalf of the Lender Group, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor where permitted by law.  A carbon, photographic, or other reproduction of this Stock Pledge Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)   Each Pledgor will furnish to Secured Party, upon the request of Secured Party: (i) a certificate executed by an authorized officer of such Pledgor, and dated as of the date of delivery to Secured Party, itemizing in such detail as Secured Party may request, the Pledged Collateral which, as of the date of such certificate, has been delivered to Secured Party by such Pledgor pursuant to the provisions of this Stock Pledge Agreement; and (ii) such statements and schedules further identifying and describing the Pledged Collateral as Secured Party may request.

7.     Covenants of Each Pledgor.  Each Pledgor shall:

(a)   Perform each and every covenant in any of the Loan Documents applicable to such Pledgor;

(b)   At all times keep at least one complete set of its records concerning substantially all of the Pledged Collateral at its Chief Executive Office as set forth in Schedule 6.01(dd) to the Financing Agreement;

(c)   To the extent it may lawfully do so, use its reasonable best efforts to prevent the Issuers from issuing Future Rights or Proceeds, except for cash dividends and other distributions, if any, that are not prohibited by the terms of the Financing Agreement to be paid by any Issuer to such Pledgor; and

(d)   Upon receipt by such Pledgor of any material notice or report from any of the Issuers or any Holder relating to all or any part of the Pledged Collateral, deliver such notice or report to Secured Party as soon as possible, but in no event later than five (5) days following the receipt thereof by such Pledgor

(e)   Not permit any of the Issuers to:  (i) authorize the amendment of or amend the Governing Documents of such Issuer that is a general partnership, limited partnership or limited liability company to provide that the Stock of such Issuer is governed by Article 8 of the Code, or (ii) authorize the issuance of or issue certificates evidencing the Stock of such Issuer that is a general partnership, limited partnership or limited liability company.

8.     Secured Party as Each Pledgor’s Attorney-in-Fact.

(a)   Upon the occurrence and during the continuance of an Event of Default, each Pledgor hereby irrevocably appoints Secured Party, for the benefit of the Lender Group, as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, Secured Party or otherwise, from time to time at Secured Party’s discretion, to take any action and to execute any instrument that Secured Party, on behalf of the Lender Group, may reasonably deem necessary or advisable to accomplish the purposes of this Stock Pledge Agreement, including: (i) to receive, endorse, and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms; (ii) to issue any notifications/instructions Secured Party deems necessary pursuant to Section 3 of this Stock Pledge Agreement; or (iii) to arrange for the transfer of the Pledged Collateral on the books of any of the Issuers or any other Person to the name of Secured Party or to the name of Secured Party’s nominee.

(b)   In addition to the designation of Secured Party as Pledgor’s attorney-in-fact in subsection (a), upon the occurrence and during the continuance of an Event of Default, each Pledgor hereby irrevocably appoints Secured Party, on behalf of the Lender Group, as such Pledgor’s agent and attorney-in-fact to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where such Pledgor or any of the Issuers engage in business, in order to transfer or to more effectively transfer any of the Pledged Interests or otherwise enforce Secured Party’s rights hereunder.

9.     Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default:

(a)   Secured Party, on behalf of the Lender Group, may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (irrespective of whether the Code applies to the affected items of Pledged Collateral), and Secured Party may also without notice (except as specified below) sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral.  To the maximum extent permitted by applicable law, Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Pledged Collateral payable at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the applicable Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days notice to such Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the maximum extent permitted by law, each Pledgor hereby waives any claims against Secured Party arising because the price at which any Pledged Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

(b)   Each Pledgor hereby agrees that any sale or other disposition of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the Borough of Manhattan, New York in disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable.

(c)   Each Pledgor hereby acknowledges that the sale by Secured Party of any Pledged Collateral pursuant to the terms hereof in compliance with the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the “Securities Act”), as well as applicable “Blue Sky” or other state securities laws, may require strict limitations as to the manner in which Secured Party or any subsequent transferee of the Pledged Collateral may dispose thereof.  Each Pledgor acknowledges and agrees that in order to protect Secured Party’s interest it may be necessary to sell the Pledged Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act.

Each Pledgor has no objection to sale in such a manner and agrees that Secured Party shall have no obligation to obtain the maximum possible price for the Pledged Collateral.  Without limiting the generality of the foregoing, each Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Pledged Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution.  In so doing, Secured Party may solicit offers to buy the Pledged Collateral or any part thereof for cash, from a limited number of investors deemed by Secured Party, in its reasonable judgment, to be institutional investors or other responsible parties who might be interested in purchasing the Pledged Collateral.  If Secured Party shall solicit such offers, then the acceptance by Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Pledged Collateral.

(d)   If Secured Party shall determine to exercise its right to sell all or any portion of the Pledged Collateral pursuant to this Section, each Pledgor agrees that, upon request of Secured Party, such Pledgor will, at its own expense:

(i)            use its reasonable best efforts to execute and deliver, and cause the Issuers and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Pledged Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

(ii)           use its reasonable best efforts to qualify the Pledged Collateral under the state securities laws or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as reasonably requested by Secured Party;

(iii)          cause the Issuers to make available to their respective security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

(iv)          execute and deliver, or cause the officers and directors of the Issuers to execute and deliver, to any person, entity or governmental authority as Secured Party may choose, any and all documents and writings which, in Secured Party’s reasonable judgment, may be necessary or appropriate for approval, or be required by, any regulatory authority located in any city, county, state, or country where such Pledgor or the Issuers engage in business, in order to transfer or to more effectively transfer the Pledged Interests or otherwise enforce Secured Party’s rights hereunder; and

(v)           do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

(e)   EACH PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SUBSECTION (a) OF THIS SECTION, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

10.  Application of Proceeds.  Upon the occurrence and during the continuance of an Event of Default, any cash held by Secured Party as Pledged Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Secured Party of its remedies as a secured creditor as provided in Section 9 shall be applied from time to time by Secured Party as provided in the Financing Agreement.

11.  Duties of Secured Party.  The powers conferred on Secured Party hereunder are solely to protect its interests in the Pledged Collateral and shall not impose on it any duty to exercise such powers.  Except as provided in the Code, Secured Party shall have no duty with respect to the Pledged Collateral or any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any Pledged Collateral.

12.  Amendments; Etc.  No amendment or waiver of any provision of this Stock Pledge Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of Secured Party to exercise, and no delay in exercising any right under this Stock Pledge Agreement, any other Loan Document, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Stock Pledge Agreement, any other Loan Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided for in this Stock Pledge Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

13.  Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered in the manner set forth in the Financing Agreement.

14.  Continuing Security Interest.  This Stock Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall: (i) remain in full force and effect until the payment in full in cash of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Financing Agreement; (ii) be binding upon each Pledgor and its successors and assigns; and (iii) inure to the benefit of Secured Party and its successors, transferees, and assigns.  Upon the payment in full in cash of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Financing Agreement, the security interests granted herein shall automatically terminate and all rights to the Pledged Collateral shall revert to Pledgor.  Upon any such termination, Secured Party will, at the Pledgors’ expense, execute and deliver to the applicable Pledgor such documents as Pledgor shall reasonably request to evidence such termination and will duly assign, transfer and deliver to such Pledgor such of the Pledged Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Stock Pledge Agreement.  Such documents shall be prepared by the Pledgors and shall be in form and substance reasonably satisfactory to Secured Party.

15.  Security Interest Absolute.  To the maximum extent permitted by law, all rights of Secured Party, all security interests hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

(a)   any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Loan Documents;

(b)   any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents, or any other agreement or instrument relating thereto;

(c)   any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

(d)   any other circumstances that might otherwise constitute a defense available to, or a discharge of, a Pledgor.

To the maximum extent permitted by law, each Pledgor hereby waives any right to require Secured Party to: (A) proceed against or exhaust any security held from such Pledgor; or (B) pursue any other remedy in Secured Party’s power whatsoever.

16.  Headings.  Section and subsection headings in this Stock Pledge Agreement are included herein for convenience of reference only and shall not constitute a part of this Stock Pledge Agreement or be given any substantive effect.

17.  Severability.  In case any provision in or obligation under this Stock Pledge Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

18.  Counterparts; Telefacsimile Execution.  This Stock Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Stock Pledge Agreement.  Delivery of an executed counterpart of this Stock Pledge Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Stock Pledge Agreement.  Any party delivering an executed counterpart of this Stock Pledge Agreement by telefacsimile also shall deliver an original executed counterpart of this Stock Pledge Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

19.  Waiver of Marshaling.  Each of Pledgor and Secured Party acknowledges and agrees that in exercising any rights under or with respect to the Pledged Collateral: (i) Secured Party is under no obligation to marshal any Pledged Collateral; (ii) may, in its absolute discretion, realize upon the Pledged Collateral in any order and in any manner it so elects; and (iii) may, in its absolute discretion, apply the proceeds of any or all of the Pledged Collateral to the Secured Obligations in any order and in any manner it so elects.  Each Pledgor and Secured Party waive any right to require the marshaling of any of the Pledged Collateral.

20.  Choice of Law.

THE VALIDITY OF THIS STOCK PLEDGE AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature page to follow.]

IN WITNESS WHEREOF, each Pledgor and Secured Party have caused this Stock Pledge Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first written above.

ELGAR ELECTRONICS CORPORATION,
a California corporation

By:	/s/ Joseph A. Stroud
Name: Joseph A. Stroud
Title: Chief Financial Officer

ELGAR HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Joseph A. Stroud
Name: Joseph A. Stroud
Title: Chief Financial Officer

S-1

ABLECO FINANCE LLC,
a Delaware limited liability company, as Secured Party

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Senior Vice President

S-2

SCHEDULE A

TO

STOCK PLEDGE AGREEMENT

Pledgor:  ELGAR HOLDINGS, INC.

Pledged Interests

Issuer	Number of Shares	Class	Certificate Number(s)	Pledgor’s Percentage Ownership	Jurisdiction of Formation of Issuer
Elgar Electronics Corporation	200	Common	5	100%	California

Pledgor:  ELGAR ELECTRONICS CORPORATION

Pledged Interests

Issuer	Number of Shares	Class	Certificate Number(s)	Pledgor’s Percentage Ownership	Jurisdiction of Formation
NONE.